Exhibit 10.106

BORROWER:

GUARANTOR: Matthew L. Schissler

GUARANTY

To:

Shelter Island Opportunity Fund, LLC

1.  The Guaranty.  For valuable consideration, the undersigned ("Guarantor") hereby unconditionally guarantees and promises to pay promptly to Shelter Island Opportunity Fund, LLC, its successors and assigns (collectively, "Purchaser"), or order, in lawful money of the United States, any and all Indebtedness of Corcell, Ltd., a Nevada corporation ("Borrower") to Purchaser when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter.  The liability of Guarantor under this Guaranty is limited by the definition of “Indebtedness” set forth below and includes, without limitation, liability for all interest, fees, indemnities (including, without limitation, hazardous waste indemnities), and other costs and expenses relating to or arising out of the Indebtedness.  The liability of Guarantor is continuing and relates to any Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness or from time to time renew it after it has been satisfied.

2.  Definitions.

(a)  "Borrower" shall mean the entity listed above.

(b)  "Guarantor" shall mean the individual signing this Guaranty.

(c)  "Indebtedness" shall mean any and all debts, liabilities, and obligations of Borrower to Purchaser, now or hereafter existing, under the Securities Purchase Agreement, dated the date hereof (the “Securities Purchase Agreement”), among the Borrower, Cord Blood America, Inc., a Florida corporation, and Purchaser, and under the $2,300,000 Secured Original Issue Discount Debenture issued by Borrower to Purchaser thereunder (the “Debenture”), whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, held or to be held by Purchaser for its own account or as agent for another or others, whether Borrower may be liable individually or jointly with others, whether recovery upon such debts, liabilities, and obligations may be or hereafter become barred by any statute of limitations, and whether such debts, liabilities, and obligations may be or hereafter become otherwise unenforceable, and includes without limitation, any and all obligations of Borrower to Purchaser for reasonable attorneys' fees and all other costs and expenses incurred by Purchaser in the collection or enforcement of any debts, liabilities, and obligations of Borrower to Purchaser, in each case, that arise from or relate to the Securities Purchase Agreement or the Debenture and that are in an aggregate amount, in any case, not to exceed $450,000.  It is understood and agreed that the maximum aggregate amount of Guarantor’s obligations hereunder is $450,000.

3.  Obligations Independent.  The obligations hereunder are independent of the obligations of Borrower or any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether an action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor be joined in any such action or actions.

4.  Rights of Purchaser.  Guarantor authorizes Purchaser, without notice or demand and without affecting its liability hereunder, from time to time to:

(a)  renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Indebtedness (each time such term is used herein, it is used with the meaning of such term as defined herein) or any part thereof, including increase or decrease of the rate of interest thereon, or otherwise change the terms of any Transaction Document (as such term is defined in the Securities Purchase Agreement);

(b)  receive and hold security for the payment of this Guaranty or any Indebtedness and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

(c)  apply such security and direct the order or manner of sale thereof as Purchaser in its discretion may determine;

(d)  release or substitute any guarantor or any one or more of any endorsers or other guarantor of any of the Indebtedness; and

(e)  permit the Indebtedness to exceed Guarantor' liability under this Guaranty, and Guarantor agrees that any amounts received by Purchaser from any source other than Guarantor shall be deemed to be applied first to any portion of the Indebtedness not guaranteed by Guarantor.

5.  Guaranty to be Absolute.  Guarantor agrees that until this Guaranty has been terminated as provided herein, Guarantor shall not be released by or because of the taking, or failure to take, any action that might in any manner or to any extent vary the risks of Guarantor under this Guaranty or that, but for this paragraph, might discharge or otherwise reduce, limit, or modify Guarantor's obligations under this Guaranty.  Guarantor waives and surrenders any defense to any liability under this Guaranty based upon any such action, including but not limited to any action of Purchaser described in the immediately preceding paragraph of this Guaranty.

6.  Guarantor's Waivers of Certain Rights and Certain Defenses.  Guarantor waives:

(a)  any right to require Purchaser to proceed against Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in Purchaser's power whatsoever;

(b)  any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of Borrower;

(c)  any defense based on any claim that Guarantor’s obligations exceed or are more burdensome than those of Borrower; and

(d)  the benefit of any statute of limitations affecting Guarantor's liability hereunder.

No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

7.  Waiver of Subrogation.  Until the Indebtedness has been paid in full, even though the Indebtedness may be in excess of Guarantor’s liability hereunder, Guarantor waives to the extent permitted by applicable law any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guaranty, and Guarantor waives to the extent permitted by applicable law any right to enforce any remedy that Purchaser now has or may hereafter have against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Purchaser.

8.  Waiver of Notices.  Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intent to accelerate, notices of acceleration, notices of any suit or any other action against Borrower or any other person, any other notices to any party liable on any Transaction Document (including Guarantor), notices of acceptance of this Guaranty, notices of the existence, creation, or incurring of new or additional Indebtedness to which this Guaranty applies or any other indebtedness of Borrower to Purchaser, and notices of any fact that might increase Guarantor’s risk.

9.  Subordination.  Any obligations of Borrower to Guarantor, now or hereafter existing, including but not limited to any obligations to Guarantor as subrogee of Purchaser or resulting from Guarantor’s performance under this Guaranty, are hereby subordinated to the Indebtedness (other than reasonable obligations of the Company to Guarantor for the payment of services actually rendered by Guarantor).  In addition to Guarantor's waiver of any right of subrogation as set forth in this Guaranty with respect to any obligations of Borrower to Guarantor as subrogee of Purchaser, Guarantor agrees that, if Purchaser so requests, Guarantor shall not demand, take, or receive from Borrower, by setoff or in any other manner, payment of any other obligations of Borrower to Guarantor (other than reasonable obligations of the Company to Guarantor for the payment of services actually rendered by Guarantor) until the Indebtedness has been paid in full.  If any payments are received by Guarantor in violation of such waiver or agreement, such payments shall be received by Guarantor as trustee for Purchaser and shall be paid over to Purchaser on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.  Any security interest, lien, or other encumbrance that  Guarantor may now or hereafter have on any property of Borrower is hereby subordinated to any security interest, lien, or other encumbrance that Purchaser may have on any such property.

10.  Stay of Acceleration.  In the event that acceleration of the time for payment of any of the Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, all such Indebtedness guaranteed by Guarantor shall nonetheless be payable by Guarantor immediately if requested by Purchaser.

11.  Information Relating to Borrower.  Guarantor acknowledges and agrees that he shall have the sole responsibility for, and have adequate means of, obtaining from Borrower such information concerning Borrower's financial condition or business operations as Guarantor may require, and that Purchaser has no duty, and Guarantor is not relying on Purchaser, at any time to disclose to Guarantor any information relating to the business operations or financial condition of Borrower.

12.  Remedies.  If Guarantor fails to fulfill his duty to pay all Indebtedness guaranteed hereunder, Purchaser shall have all of the remedies of a creditor and, to the extent applicable, of a secured party, under all applicable law.  Without limiting the foregoing, Purchaser may, at its option and without notice or demand:

(a)  declare any Indebtedness due and payable at once;

(b)  take possession of any collateral pledged by Borrower or Guarantor, wherever located, and sell, resell, assign, transfer, and deliver all or any part of the collateral at any public or private sale or otherwise dispose of any or all of the collateral in its then condition, for cash or on credit or for future delivery, and in connection therewith Purchaser may impose reasonable conditions upon any such sale.  Further, Purchaser, unless prohibited by law the provisions of which cannot be waived, may purchase all or any part of the collateral to be sold, free from and discharged of all trusts, claims, rights of redemption and equities of Borrower or Guarantor whatsoever.  Guarantor acknowledges and agrees that the sale of any collateral through any nationally recognized broker-dealer, investment bank, or any other method common in the securities industry shall be deemed a commercially reasonable sale under the Uniform Commercial Code or any other equivalent statute or federal law, and expressly waive notice thereof except as provided herein; and

(c)  set off against any or all liabilities of Guarantor all money owed by Purchaser or any of its agents or affiliates in any capacity to Guarantor, whether or not due, and also set off against all other liabilities of Guarantor to Purchaser all money owed by Purchaser in any capacity to Guarantor.  If exercised by Purchaser, Purchaser shall be deemed to have exercised such right of setoff and to have made a charge against any such money immediately upon the occurrence of such default although made or entered on the books subsequent thereto.

13.  Notices.  All notices required under this Guaranty shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Guaranty, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as Purchaser and Guarantor may specify from time to time in writing.  Notices sent by (a) first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail, postage prepaid, (b) overnight courier shall be deemed delivered on the next business day, and (c) telecopy shall be deemed delivered when transmitted.

14.  Successors and Assigns.  This Guaranty (a) binds Guarantor and Guarantor's respective executors, administrators, successors, and assigns, provided that Guarantor may not assign his rights or obligations under this Guaranty without the prior written consent of Purchaser, and (b) inures to the benefit of Purchaser and Purchaser's successors, and assigns.  Purchaser may, upon notice to Guarantor but without affecting Guarantor' s obligations hereunder, sell, assign, grant participations in, or otherwise transfer to any other person, firm, or corporation the Indebtedness and this Guaranty, in whole or in part.  Guarantor agrees that Purchaser may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Indebtedness any and all information in Purchaser's possession concerning Guarantor, this Guaranty, and any security for this Guaranty.

15.  Amendments, Waivers, and Severability.  No provision of this Guaranty may be amended or waived except in writing.  No failure by Purchaser to exercise, and no delay in exercising, any of its rights, remedies, or powers shall operate as a waiver thereof, and no single or partial exercise of any such right, remedy, or power shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision of this Guaranty.

16.  Costs and Expenses.  Guarantor agrees to pay all reasonable attorneys' fees, and all other costs and expenses that may be reasonably incurred by Purchaser in the enforcement of this Guaranty.

17.  Governing Law and Jurisdiction.  This Guaranty shall be governed by and construed and enforced in accordance with federal law and the law of the State of New York.  Jurisdiction and venue for any action or proceeding to enforce this Guaranty shall be the forum appropriate for such action or proceeding against Borrower, to which jurisdiction Guarantor irrevocably submit and to which venue Guarantor waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith.  Service of process by Purchaser in connection with such action or proceeding shall be binding on Guarantor if sent to Guarantor by registered or certified mail at its address specified below.

18.  Termination of this Guaranty.  Notwithstanding anything to the contrary set forth herein, this Guaranty and the obligations of Guarantor hereunder shall terminate and be of no further force or effect upon the occurrence of one of the following (each, a “Termination Event”): (1) the Borrower prepaying an aggregate of $450,000 of the principal amount of the Debenture from sources other than the collateral pledged to secure the Debenture, (2) the aggregate principal amount of the Debenture having been reduced to $1,000,000 or less or (3) the Borrower obtaining additional cash flow satisfactory to Purchaser.  Purchaser shall notify Guarantor of the occurrence of a Termination Event on the business day that it occurs. Should the Purchaser fail to so notify the Guarantor, this Guaranty and the obligations of Guarantor hereunder shall be deemed to have terminated upon the occurrence of the applicable Termination Event.

19.  FINAL AGREEMENT.  BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT:  (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

Executed this February 14, 2007

Guarantor:

Signature

Name:Matthew L. Schissler

Address for notices to Purchaser:	Address for notices to Guarantor:
One East 52nd Street Sixth Floor New York, New York 10022	c/o Cord Blood America, Inc. 9000 W. Sunset Boulevard Suite 400 Los Angeles, California 90060

Facsimile: 212 888 0334	Facsimile: 888 882 CORD

With a copy to: Shaub & Williams LLP 12121 Wilshire Boulevard #205 Los Angeles, California 90025 Fax Number: 310 826 8042

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